Exhibit 10.34

SCHEDULE D-1

CHANGE ORDER FORM

PROJECT NAME: Sabine Pass LNG Receiving, Storage and Regasification Terminal	CHANGE ORDER NUMBER: SP/BE- 039

OWNER: Sabine Pass LNG, L.P.	DATE OF CHANGE ORDER: December 5, 2006

CONTRACTOR: Bechtel Corporation	Bundle of Changes #4- Meter Skid Sendout Control, DCS Furniture, Concrete Steps, Line Tensioning Equip., VSAT and Anti Fouling Lines

DATE OF AGREEMENT: December 18, 2004

The Agreement between the Parties listed above is changed as follows:

With reference to Attachment A-2, Scope of Work, the Parties agree to implement the following changes:

A.	Metering Skid- Sendout Control System Revisions – Unilateral Change Order SP/BE-020
(Bechtel ref.T-0086A/1003)
Contractor is to implement the following Send-Out Control System revisions to the piping arrangement around the Metering
Skid.

1.	K-103 shown with 3 passes versus 4 passes. Line GN-25605 was deleted.
2.	K-103 now has 3 nozzle connections verses 5 nozzle connections: N1 (36”), N2 (36”), N3.
3.	Line GN-25600 is now tied into line GN-25601, and GN-25601 is connected to K-103 nozzle N1.
4.	Line GN-25607 now originating from third party pipeline instead of Metering Skid K-103.
5.	Added removable pipe spool on GN-25601 for future heater and flow control valve installation. Also, added tee and cap fittings for noise abatement to the K-103 ultrasonic meters.
6.	Added two 36” ball valves on line GN-25600 and added 1” trunion valve to future 36” valve and blinded future connection.
7.	Ball valve upstream of straightening vanes changed to trunion double block and bleed ball valve with 3/4” bleed valve on K-103.
8.	On K-103, XV-25954/64/74 shown as actuated trunion double block and bleed control valve with 3/4” bleed valve.
9.	Manual butterfly valve replaced by XV-25995.
10.	Deleted PT-25758A/B/C.
11.	Deleted SC-251000, AE-25990B, PT-25996 and PI-25997 shown on line GN-25600.
12.	Line GN-25606 change to 36”.
13.	Deleted AI-25990A/B.
14.	Added gas composition soft-link signal to FI-31003. Also, added gas composition soft-link signal to AX-25990.
15.	Added boro-scope connections downstream of straightening vanes on K-103.
16.	Inlet and outlet header of K-103 have pipe caps on one end of header.
17.	Line 601.02 – Confirmed Line size is 16” with vendor.
18.	Change flow computer to a single device with (3) channels instead of three separate flow computers. (Clarified P&ID. No change to hardware).

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B.	Addition of DCS Console Furniture
Additional DCS Console furniture per the Evans quotation documents which identify additional console equipment to be added. (attached).

C.	Addition of Concrete Steps
Addition of concrete steps due to change in elevation of buildings and equipment per attached list.

D.	Addition of Line Tensioning Equipment
Addition of line tensioning equipment from Harbor Marine as the preferred supplier specified by SPLNG per equipment list attached.

E.	Deletion of the Very Small Aperture Terminal (VSAT) System
Deletion of the VSAT from the lump sum work, which was added prior to contract award by Trend Number T-SP-040.

F.	Addition of Anti fouling line cables, pad eyes, anchor plates and revised rub rails
Per Weeks proposal (attached), and Weeks GA drwgs P050196-493 Rev B and P050196-496 Rev B.

Reference the following attached documents:
A-1)	Estimate for adding Send-Out Control System Changes (T-0086a/1003)	$ 1,328,000
A-2)	Payment Milestones (T-0086a)
A-3)	P&ID M6-25-00600 Rev 0 (no change resulting from Unilateral)
A-4)	P&ID M6-25-00601 Rev 0
A-5)	P&ID M6-31-00880 Rev 0

B-1)	Estimate for adding DCS Furniture Changes (T-1006)	$ 96,071
B-2)	Payment Milestones (T-1006)
B-3)	Evans Quotation w/ additional furniture description

C-1)	Estimate for adding Conrete Step Changes (T-1008)	$ 44,788
C-2)	Payment Milestones (T-1008)
C-3)	(Location) Concrete Steps to Access Elevated Equipment/Bldgs

D-1)	Estimate for adding Line Tensioning Equip. (T-1019/0062d)	$ 518,632
D-2)	Payment Milestones (T-1019)
D-3)	Weeks Marine Proposal w/ equipment description

E-1)	Estimate for deleting VSAT System (T-1031)	($ 26,694)
E-2)	Payment Milestones (T-1031)
E-3)	Weeks Marine Proposal w/ equipment description

F-1)	Estimate for adding Anti Fouling Lines Cables (T-1032)	$ 53,168

F-2)	Payment Milestones (T-1032)

SP/BE – 0039 Total		$ 2,013,965

SCHEDULE D-1

CHANGE ORDER FORM

PROJECT NAME: Sabine Pass LNG Receiving, Storage and Regasification Terminal	CHANGE ORDER NUMBER: SP/BE- 039

OWNER: Sabine Pass LNG, L.P.	DATE OF CHANGE ORDER: December 5, 2006

CONTRACTOR: Bechtel Corporation	Bundle of Changes #4- Meter Skid Sendout Control, DCS Furniture, Concrete Steps, Line Tensioning Equip., VSAT and Anti Fouling Lines

DATE OF AGREEMENT: December 18, 2004

Adjustment to Contract Price
The original Contract Price was	$646,936,000
Net change by previously authorized Change Orders	$103,600,054
The Contract Price prior to this Change Order was	$750,536,054
The Contract Price will be increased by this Change Order in the amount of	$ 2,013,965
The new Contract Price including this Change Order will be	$752,550,019

Adjustment to dates in Project Schedule

The following dates are modified:

The Target Bonus Date will be unchanged.

The Target Bonus Date as of the date of this Change Order therefore is April 3, 2008 (1,095 Days following the NTP)

The Guaranteed Substantial Completion Date will be unchanged December 20, 2008.

The Guaranteed Substantial Completion Date as of the date of this Change Order therefore is 1355 days following NTP.

Adjustment to other Changed Criteria: Not Applicable

Adjustment to Payment Schedule: See attached “Payment Milestone – Send-Out Control System: Piping Arrangement Around Metering Skid (T-086a).

Adjustment to Minimum Acceptance Criteria: No Change

Adjustment to Performance Guarantees: No Change

Adjustment to Design Basis: No Change.

Other adjustments to liability or obligation of Contractor or Owner under the Agreement: No Change

This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change as described in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change.

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

/s/ Charif Souki	/s/ C. Asok Kumar
* Charif Souki	Contractor
Chairman	C. Asok Kumar
Name
Project Director
12-14-06	Title Dec. 19, ‘06
Date of Signing	Date of Signing

/s/ Stan Horton

* Stan Horton

President & COO Cheniere Energy

Date of Signing

/s/ Keith Meyer

* Keith Meyer

President Cheniere LNG

12-13-06

Date of Signing

/s/ Ed Lehotsky

* Ed Lehotsky

Owner Representative

12/11/06

Date of Signing

*	Required Owner signature—Mr. Horton may sign on behalf on Mr. Souki during Mr. Souki’s absence.